Exhibit 5.3

Linklaters LLP World Trade Centre Amsterdam Zuidplein 180 1077 XV Amsterdam Telephone (31 20) 799 6200 Facsimile (31 20) 799 6300

To: CGG Holding B.V. Schiphol Boulevard 299 1118 BH Schiphol The Netherlands CGG Marine B.V. Schiphol Boulevard 299 1118 BH Schiphol The Netherlands

2 September 2014

Dear Sirs

CGG Holding B.V. (“Holding”) and CGG Marine B.V. (“Marine” and together with Holding, the “Companies”) – Registration under the United States Securities Act of 1933, as amended, (the “Act”) of $500,000,000 6.875% Exchange Senior Notes due 15 January 2022 (the “Exchange Notes”) issued by CGG (the “Issuer”)

1

We have acted as Dutch legal advisers to the Companies in connection with the registration under the Act by the Issuer of the proposed offer (the “Offer”) to exchange the Issuer’s $500,000,000 6.875% Senior Notes due 2021 (the “Original Notes” and together with the Exchange Notes, the “Notes”) for an equal principal amount of the Exchange Notes. The Original Notes are, and the Exchange Notes will be, issued and guaranteed pursuant to an indenture dated as of 1 May 2014 between the Issuer, the Companies, certain subsidiaries of the Issuer (all such guarantors including the Companies collectively, the “Guarantors”) and The Bank of New York Mellon (the “Indenture”). The Indenture includes a guarantee by each of the Companies of the Exchange Notes. We have taken instructions solely from the Issuer.

2

This opinion is limited to Dutch law as applied by the Dutch courts and published in print and in effect on the date of this opinion, excluding tax law, the laws of the European Union (insofar as not implemented or incorporated in Dutch law) and market abuse, competition and procurement laws. This opinion is given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in Dutch law after the date of this opinion. It is given in accordance with customary Dutch legal practice and on the basis that it and all matters relating to it will be governed by and construed in accordance with Dutch law. In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The Dutch concepts concerned may not be identical to the concepts described by the English terms as they may exist or be interpreted under the laws of jurisdictions other than the Netherlands.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ, England or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers. Linklaters LLP is also registered with the Dutch Trade Register of the Chamber of Commerce under number 34367130.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

3

For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this letter. Our examination has been limited to the text of the documents. In addition we have obtained the following confirmations given by telephone or otherwise on the date of this opinion:

3.1	Confirmation from the Chamber of Commerce that the Trade Register Extracts are up to date in all respects material for this opinion.

3.2

Confirmation from the insolvency office (afdeling insolventie) of the competent court in Amsterdam and the central insolvency register (centraal insolventieregister) that the Companies are not registered as having been declared bankrupt (failliet verklaard) or granted suspension of payments (surseance verleend).

4	We have assumed the following:

4.1	All copy documents conform to the originals and all originals are genuine and complete.

4.2	Each signature is the genuine signature of the individual concerned.

4.3

All documents were at their date, and have through the date hereof remained, accurate, complete and in full force and effect without modification and have been or will have been executed in the same form as examined by us for the purposes of this opinion, the Original Notes have been validly issued, offered, authenticated and fully paid up and the Exchange Notes will have been authenticated, issued, offered and exchanged for the Original Notes as contemplated by, and in accordance with, the Indenture, the Registration Statement and the Prospectus. All confirmations referred to in paragraph 3 are true.

4.4	The deeds of incorporation are valid notarial deeds (notariële akte) and there were no defects in the incorporation of the Companies not appearing on the face of the deeds of incorporation.

4.5

The entry into the Indenture by the Companies and the exercise of their rights and performance of their obligations under the Indenture and the Notes will be of material commercial benefit (in het vennootschappelijk belang) to the Companies.

4.6	The confirmations and declarations in the written resolutions referred to in the Schedule are true, accurate and complete as to matters of fact.

4.7	No advice is required from any works council under the Works Councils Act (Wet op de ondernemingsraden) in connection with the Companies’ entry into and performance of the Indenture.

4.8

No member of the Companies’ management boards has a conflict of interest (tegenstrijdig belang) within the meaning of Section 2:239, subsection 6 of the Dutch Civil Code with respect to the Notes or the Indenture (or the transactions contemplated thereby).

4.9	The Companies’ management boards have not adopted regulations ((bestuurs)reglementen).

4.10

All documents and their entry into and performance are within the capacity and powers (corporate and otherwise) of, and have been or will have been validly authorised, entered into and duly performed by, each party other than the Companies.

4.11

All documents (including the Notes), including any governing law and submission to jurisdiction provisions contained therein, are valid, binding and enforceable on each party (including the Companies) under the law to which they are expressed to be subject where that is not Dutch law, and under any other applicable law than Dutch law. Words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by Dutch law.

4.12

Insofar as any obligation of any of the Companies under the Indenture or the Notes falls to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the Netherlands, its performance would not be illegal or ineffective under the laws of that jurisdiction.

4.13	There are no dealings between the parties that affect the Indenture.

4.14

There are no provisions of any law, other than Dutch law, which may apply to the Notes or the Indenture (or the transactions contemplated thereby) or to any power of attorney issued by the Companies (including the Powers of Attorney), which would affect this opinion.

5	In our opinion:

5.1	Each of the Companies has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

5.2	Each of the Companies has the corporate power to enter into and perform the Indenture.

5.3	Each of the Companies has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

5.4	Each of the Companies has validly signed the Indenture.

6	This opinion is subject to any matters not disclosed to us and to the following qualifications:

6.1

This opinion is limited by, and therefore we do not express any opinion or statement as to the consequences of, any Insolvency Proceeding, Measure, insolvency, liquidation (ontbinding en vereffening), reorganisation, fraudulent conveyance (Actio Pauliana) and other laws relating to or affecting the rights of creditors.

6.2

Under Dutch law, a power of attorney does not preclude the principal from performing the legal acts covered by the power of attorney and can be made irrevocable only insofar as it is granted for the purpose of performing a legal act in the interest of the attorney or a third party and subject to any amendments made or limitations imposed by the court on serious grounds (gewichtige redenen). Each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by a company, will terminate by force of law and without notice, upon bankruptcy of the company or the death of or termination by the attorney or the attorney being placed under guardianship, and will cease to have effect upon the company having been granted a suspension of payments or subjected to Measures. This qualification would also apply to the extent that the appointment of a process agent or other agent were to be deemed to constitute a power of attorney or a mandate.

6.3

Under Dutch law, a legal act (rechtshandeling) performed by a legal entity (including (without limitation) a guarantee pursuant to which it guarantees the performance of, or accepts joint and several liability for, obligations of a third party, whether or not affiliated with such third party, or an agreement pursuant to which it agrees to provide or provides security for any of such obligations and any other legal act having similar effect and including (without limitation) an agreement pursuant to which it agrees to provide or provides security for its or a third party’s obligations under such agreement or guarantee or other act), may be nullified by any of its creditors if (a) such transactions are entered into by such debtor without a legal obligation to do so, (b) the rights of such creditors are thereby prejudiced, and (c) there is knowledge on the part of the relevant legal entity and the party with whom the transaction is made that the rights of the other creditors (existing or future) would be prejudiced.

6.4

If a legal act (rechtshandeling) performed by a legal entity (including (without limitation) a guarantee pursuant to which it guarantees the performance of, or accepts joint and several liability for, obligations of a third party, whether or not affiliated with such third party, or an agreement pursuant to which it agrees to provide or provides security for any of such obligations and any other legal act having similar effect and including (without limitation) an agreement pursuant to which it agrees to provide or provides security for its or a third party’s obligations under such agreement or guarantee or other act) which exceeds the entity’s objects or is not in the entity’s corporate interest (i.e. is not in furtherance of the entity’s objects), the act may (i) exceed the entity’s corporate power, (ii) violate its articles of association and (iii) be nullified by it on the basis of section 2:7 of the Dutch Civil Code if the other party or parties to the act knew or should have known that the entity’s objects were exceeded or that the act was not in the entity’s corporate interest. In determining whether the act is conducive to the objects of a company, it is important to take into account (a) the text of the objects clause in its articles of association and (b) whether the company, irrespective of the wording of the objects clause, derives certain commercial benefit from the transaction in respect of which the act was performed. With regard to (a) we note that the objects clause contained in the articles of association of each of the Companies that is a Guarantor includes a reference to the guaranteeing by and the binding of the relevant company for the benefit of group companies and third parties. With regard to (b) we note that, if and to the extent that it is determined that there is an imbalance, to the disadvantage of the company, between the value of the commercial benefit and the amount for which the company is held liable, then irrespective of the wording of the objects clause in its articles of association the company may contest the validity or enforceability of the act and it is possible that such contestation will be honoured by the Dutch courts.

6.5	We do not express any opinion as to any “deemed” action or absence thereof.

6.6

Under Dutch law, any security or guarantee given or liability accepted by a Dutch limited liability company or any of its subsidiaries (including, possibly, any foreign subsidiaries) with a view to (met het oog op) the acquisition (or the refinancing thereof) by any party of shares in the Dutch limited liability company’s share capital or of any company of which any it is a direct or indirect subsidiary violates Dutch law and will most likely be void.

6.7

It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statements of belief or opinion contained in the Prospectus, or that no material facts have been omitted from it. We express no opinion as to whether the Prospectus contains all the information that would have been required by Directive 2003/71/EC and Commission Regulation (EC) No. 809/2004 and implementing legislation if they were applicable.

6.8

The Trade Register Extracts and the confirmations referred to in paragraph 3 do not provide conclusive evidence that the information set out in the Trade Register Extracts is correct or that none of the Companies has become the subject of an Insolvency Proceeding.

6.9	We do not express any opinion as to facts.

7

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission.

Yours faithfully

/s/ Linklaters LLP

Schedule

1	A copy of an extract from the trade register (the “Holding Extract”) obtained from the chamber of commerce (the “Chamber of Commerce”) regarding Holding dated 27 August 2014.

2

A faxed copy of a notarial copy of Holding’s deed of incorporation dated 10 July 2009 and of its articles of association as most recently amended on 10 October 2013, both as obtained from and according to the Chamber of Commerce.

3

A print-out of an electronic copy of a written resolution of the management board of Holding dated 22 April 2014 including a power of attorney granted by the management board of Holding to each of Mrs Béatrice Place-Faget, Mr Stéphane-Paul Frydman and Mr Yves Goulard (the “Holding Power”); of a written resolution of the Issuer in its stated capacity as Holding’s sole shareholder dated 22 April 2014.

4	A copy of an extract from the trade register (the “Marine Extract”) obtained from the Chamber of Commerce regarding Marine dated 27 August 2014.

5

A faxed copy of a notarial copy of Marine’s deed of incorporation dated 10 July 2009 and of its articles of association as most recently amended on 10 October 2013, both as obtained from and according to the Chamber of Commerce.

6

A print-out of an electronic copy of a written resolution of the management board of Marine dated 22 April 2014 including a power of attorney granted by the management board of Marine to each of Mrs Béatrice Place-Faget, Mr Stéphane-Paul Frydman and Mr Yves Goulard (the “Marine Power”); of a written resolution of Holding in its stated capacity as Marine’s sole shareholder dated 22 April 2014.

7

A print-out of an electronic copy of an executed indenture dated as of 1 May 2014 relating to the Notes (the “Indenture”), between the Issuer as issuer, the Guarantors as guarantors and The Bank of New York Mellon as trustee (the “Trustee”).

8

A print-out of an electronic copy of an executed registration rights agreement dated 1 May 2014 between the Issuer, the subsidiary guarantors including the Companies and the Initial Purchasers party thereto.

9

A print-out of an electronic copy of a registration statement on Form F-4 as filed with the Securities and Exchange Commission on 3 July 2014 (the “Registration Statement”), including a prospectus, (the “Prospectus”) relating to the Exchange Notes.

The Holding Extract and the Marine Extract are together referred to as the “Trade Register Extracts”; the Holding Power and the Marine Power are together referred to as the “Powers of Attorney”; references to the “Notes” include the Notes in global form, unless the context requires otherwise; references to “documents” are to any and all documents mentioned in this Schedule including the Notes, unless the context requires otherwise.